EXHIBIT A

ASSOCIATED ESTATES REALTY CORPORATION

YEAR 2001 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

The purpose of the Associated Estates Realty Corporation Year 2001 Equity Incentive Plan (the "Plan") is to enable Associated Estates Realty Corporation (the "Company") to attract, retain and reward members of the Board of Directors of the Company and key employees of the Company and its Affiliates and to strengthen the mutuality of interests among those directors and key employees and the Company's shareholders by offering designated directors and employees equity or equity-based incentives. For purposes of the Plan, the following terms are defined as follows:

(a) "Affiliate" means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan.

(b) "Award" means any award of Stock Options, Restricted Shares, Share Appreciation Rights or other Share-Based Awards under the Plan.

(c) "Board" means the Board of Directors of the Company.

(d) "Change in Control" has the meaning set forth in Section 9(b).

(e) "Change in Control Price" has the meaning set forth in Section 9(d).

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) "Committee" means the Committee referred to in Section 2 of the Plan.

(h) "Company" means Associated Estates Realty Corporation, an Ohio corporation, or any successor corporation.

(i) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

(j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k) "Fair Market Value" means, as of any given date, the closing selling price, regular way, of the Shares on such date on the New York Stock Exchange, or, if no such sale of the Shares occurs on the New York Stock Exchange on such date, then the closing selling price on the next preceding day on which the shares were traded. If the Shares are no longer traded on the New York Stock Exchange, then the Fair Market Value of the Shares shall be determined by the Committee in good faith.

(l) "Incentive Stock Option" means any Stock Option intended to be and designated as, and that otherwise qualifies as, an "Incentive Stock Option," within the meaning of Section 422 of the Code or any successor section thereto.

(m) "Non-Employee Director" means Non-Employee Director as defined in Rule 16b-3(b)(3)(i) under the Exchange Act or any successor definition adopted by the Commission.

(n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(o) "Outside Director" means Outside Director as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

(p) "Plan" means the Year 2001 Equity Incentive Plan, as amended from time to time.

(q) "Potential Change in Control" has the meaning set forth in Section 9(c).

(r) "Restricted Shares" means an award of shares that is granted pursuant to Section 7 and is subject to restrictions.

(s) "Section 16 Participant" means a participant under the Plan who is subject to Section 16 of the Exchange Act.

(t) "Share Appreciation Right" means an award of a right to receive an amount from the Company that is granted pursuant to Section 6.

(u) "Shares" means Common Shares, without par value, of the Company and any other class of shares or series of a class of shares of the Company now or hereafter authorized.

(v) "Stock Option" or "Option" means any option to purchase Shares (including Restricted Shares, if the Committee so determines) that is granted pursuant to Section 5.

(w) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

SECTION 2. Administration.

The Plan shall be administered by the Executive Compensation Committee of the Board (the "Committee"). The Committee shall consist of not less than three directors of the Company, all of whom shall be Non-Employee Directors and Outside Directors. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by the Board in the absence of the Committee.

The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Award to be granted to each participant, the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not Section 16 Participants, the Committee may delegate its responsibilities to members of the Company's management in any manner consistent with applicable law.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3. Shares Subject to the Plan.

(a) Aggregate Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 1,500,000. Any Shares issued hereunder shall consist solely of treasury shares.

(b) Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as provided in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

(c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, in the number of Share Appreciation Rights granted under the Plan and in the number of shares subject to Restricted Share Awards granted under the Plan as may be approved by the Committee, in its sole discretion, but the number of shares subject to any Award shall always be a whole number. In addition, in the event of a merger or sale of the Company, the Committee will have the authority to substitute Awards with similar awards of equity of the surviving or acquiring entity. Any fractional shares shall be eliminated.

SECTION 4. Eligibility.

Members of the Board of Directors of the Company and officers and other key employees of the Company, and of its Subsidiaries and Affiliates, if any, are eligible to be granted Awards under the Plan.

SECTION 5. Stock Options.

(a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types that shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options; provided, however, that no Incentive Stock Options shall be granted under this Plan unless and until the Plan has been approved by the Company's shareholders in a manner that complies with the shareholder approval requirements of the Code relating to Incentive Stock Options.

(b) Terms and Conditions. Options granted under the Plan shall be evidenced by Option Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2) Option Term. The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3) Exercise. Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

(4) Method of Exercise. Subject to any installment exercise provisions that apply with respect to any Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), that Stock Option may be exercised in whole or in part, at any time during the option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

No Shares shall be issued on an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, and has given, if requested, the representation described in Section 12(a), and those Shares have been issued to him.

(5) Non-Transferability of Options. No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6) Termination by Death. Subject to Section 5(c), if a participant's service as a director or employment by the company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the participant (acting through its fiduciary), for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death. The balance of the Stock Option shall be forfeited.

(7) Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant's service as a director or employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time or termination or would have become exercisable within one year from the time of termination had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such termination of service or employment; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of such termination of service or employment. The balance of the Stock Option shall be forfeited.

(8) Other Termination. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant's service as a director with the Company or employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Stock Options held by that participant that are then exercisable shall terminate three months after the date service or employment terminates and all Stock Options that are not then exercisable shall terminate on the date the service or employment terminates.

(c) Incentive Stock Options. Notwithstanding Sections 5(b)(6) and (7), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that Section 422 or any successor Section thereto.

(d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares or Restricted Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder.

SECTION 6. Share Appreciation Rights.

(a) Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant's Option Agreement.

(b) Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1) Rights. Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount (paid as provided in Section 6(b)(5)) equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon surrender of a Share Appreciation Right.

(2) Surrender of Option. Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following: (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded, during the 90 days immediately preceding a Change in Control; or (z) the greater of (x) and (y).

(3) Exercise. In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option. No Share Appreciation Right held by a Section 16 Participant shall be exercisable by its terms within the first six months after it is granted.

(4) Method of Exercise. Share Appreciation Rights may be exercised by the participant's giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights he has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5) Payment. The manner in which the Company's obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant's Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 7. Restricted Shares.

(a) Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside of the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(b).

The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

(b) Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1) The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2) Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 7(b)(1).

(3) Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of those Restricted Shares. The certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4) The Committee shall require that the stock certificates evidencing the Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5) Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than six months and one day in duration ("Minimum Restriction Period"). Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

(6) Except as provided in this Section 7(b)(6), Section 7(b)(5) and Section 7(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 12(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7) No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution.

(8) If a participant's service as a director or employment by the Company or any subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by such participant shall thereafter vest or any restriction lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

(9) If a participant's service as a director or employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by such participant shall thereafter vest or any restriction lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant), subject in all cases to the Minimum Restriction Period requirement. The balance of the Restricted Shares shall be forfeited.

(10) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant's service as a director with the Company or employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

(c) Minimum Value. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8. Other Share-Based Awards.

(a) Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and Share Awards or options valued by reference to book value or subsidiary performance ("Other Share-Based Awards"), may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

At the time the Shares or Other Share-Based Award is granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 8(b).

The provisions of Other Share-Based Awards need not be the same with respect to each participant.

(b) Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) Subject to the provisions of this Plan and the Award agreement referred to in Section 8(b)(5) below, Shares awarded or subject to Awards made under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 8 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day ("Minimum Holding Period").

(2) Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3) Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

(4) In the event of the participant's Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 8, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant's death.

(5) Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6) Shares (including securities convertible into Shares) issued on a bonus basis under this Section 8 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7) In the event that any "derivative security", as defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 8 to any Section 16 participant, such derivative security shall not be transferrable other than by will or by the laws of descent and distribution.

SECTION 9. Change In Control Provision.

(a) Impact of Event. At any time during the 365 days commencing with the date of either (1) a "Change in Control" as defined in Section 9(b) or (2) a "Potential Change in Control" as defined in Section 9(c), a majority of the "Incumbent Directors" as defined in Section 9(e) (or one of the two Incumbent Directors if only two Incumbent Directors are then serving on the Board of Directors or the sole Incumbent Director if only one Incumbent Director is then serving on the Board of Directors) may cause the following provisions to take effect as stated and as of the date set forth in a Written Action (the "Written Action") adopted to that effect (that date, the "Accelerated Vesting Date") and if there are no Incumbent Directors, the following provisions will automatically take effect:

(1) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(2) The restrictions and deferral limitations applicable to any Share Appreciation Rights, Restricted Shares, Deferred Shares, and Other Share-Based Awards shall lapse and such shares and awards shall be deemed fully vested; and

(3) The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be paid to the participant in cash in exchange for the surrender of those Awards on the basis of the "Change in Control Price" as defined in Section 9(d) as of the Accelerated Vesting Date.

(b) Definition of Change in Control. For purposes of Section 9(a), a "Change in Control" means the happening of any of the following:

(1) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the terms "person" and "group" shall not include any "Excluded Director", and the term "Excluded Director" means any director who, on the effective date of the Plan, is the beneficial owner of or has the right to acquire an amount of Shares equal to or greater than 5% of the number of Shares outstanding on such effective date; and further provided that, unless otherwise determined by the Board or any committee thereof, the terms "person" and "group" shall not include any entity or group of entities which has acquired Shares of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect ("Investment Intent"), as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such entity or group continues to hold such Shares with an Investment Intent;

(2) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 9(b)(2); or

(3) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger or otherwise;

provided, however, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board approves such change prior to either (i) the commencement of any of the events described in Section 9(b)(1), (2), or (3) or (c)(1) or (ii) the commencement by any person other than the Company of a tender offer for Shares.

(c) Definition of Potential Change in Control. For purposes of Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

(1) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

(2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

SECTION 10. Amendments and Termination.

The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent. Notwithstanding the foregoing, any amendment to Section 9 hereof requires the affirmative vote of a majority of the Incumbent Directors (or one of the two Incumbent Directors if only two Incumbent Directors are then serving on the Board of Directors or the sole Incumbent Director if only one Incumbent Director is then serving on the Board of Directors).

The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent.

Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 11. Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.

SECTION 12. General Provisions.

(a) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or in service as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount but not to exceed the Company's minimum statutory withholding obligations. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle any tax withholding obligation with Shares that are part of an Award shall be subject to approval by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares at the time of any dividend payment shall only be permissible if sufficient Shares are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

(f) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

(g) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

(h) The provisions of Awards need not be the same with respect to each participant.

SECTION 13 Board Approval.

The Plan was adopted by the Board on December 8, 2000.

SECTION 14 Term of Plan.

No Award shall be granted pursuant to the Plan on or after December 8, 2010, but Awards granted prior to that date may extend beyond that date.